File Nos. 333-77385
                                                      Filed Under Rule 424(b)(3)

ING VARIABLE  ANNUITIES
First Golden American Life Insurance Company of New York
Separate  Account NY-B of First Golden  American Life
Insurance  Company of New York

                        PROFILE AND PROSPECTUS SUPPLEMENT

                               December 5, 2001

                         Supplement to the Prospectuses:

                              dated May 1, 2001 for
            Deferred Combination Variable and Fixed Annuity Contracts
                  (THE "GOLDENSELECT DVA PLUS (NY) PROSPECTUS")
       issued by First Golden American Life Insurance Company of New York


       The following information supplements certain information contained in the Profiles and Prospectuses dated May 1, 2001 for Deferred Combination Variable and Fixed Annuity Contracts (the "Prospectus").
                         You should keep this supplement
                                    with your
                             Profile and Prospectus.


         As of December 17, 2001, the International Equity Series of The GCG Trust (the "GCG Portfolio") as listed in your Prospectus will become available as an investment option under the variable annuity contract offered by your Prospectus.

         Directed Services, Inc. ("DSI") serves as the overall investment manager to The GCG Trust. ING Pilgrim Investments, LLC. ("ING Pilgrim"), an affiliate of the Company and DSI, serves as the portfolio manager to the GCG Portfolio. A more detailed description of the GCG portfolio is included in the May 1, 2001 Prospectus for the GCG Trust. If you would like another copy of the prospectus, please call 1-800-366-0066.

         This supplement should be retained with the Prospectus for future reference.



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121275 FG                                                December 5, 2001

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